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                                                                  Exhibit 3.19.5

                               ARTICLES OF MERGER
                      OF A DOMESTIC SUBSIDIARY CORPORATION
                          (Sparta Mining Company, Inc.)

                                      INTO

                           DOMESTIC PARENT CORPORATION
                           (King Knob Coal Co., Inc.)

      Pursuant to the provisions of Section 119, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended, the undersigned corporation adopts the following Articles of Merger for the purpose of merging a subsidiary corporation into the undersigned as the surviving corporation:

      The following Plan of Merger was approved by the Board of Directors of the undersigned, as the surviving corporation, in the manner prescribed by Section 119, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended:

                                 PLAN OF MERGER

                                       OF

                              SPARTA MINING COMPANY
                          (a West Virginia Corporation)

                                      INTO

                            KING KNOB COAL CO., INC.
                          (a West Virginia Corporation)

      ARTICLE FIRST: As of the Effective Date (as defined in Article Third hereof) and upon the terms set forth in Article Second hereof, Sparta Mining Company Inc., a West Virginia corporation ("Sparta"), shall be merged into King Knob Coal Co., Inc., a
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West Virginia corporation ("King Knob"). King Knob shall be the surviving corporation in such merger (the "Surviving Corporation").

      ARTICLE SECOND: The terms and conditions of the merger are as follows:

            A. Share Cancellation. Each share of common stock of Sparta outstanding immediately prior to the Effective Date shall forthwith automatically be cancelled on the Effective Date and no additional shares of the common stock of King Knob shall be issued as a result of the merger.

            B. Articles of Incorporation and By-Laws; Name. The Articles of Incorporation and By-Laws of King Knob shall continue as the Articles of Incorporation and By-Laws of the Surviving Corporation. The name of the Surviving Corporation shall be King Knob Coal Co., Inc.

            C. Directors and Officers. The directors and officers of King Knob shall continue in office as directors and officers of the Surviving Corporation in accordance with the By-Laws of King Knob until such time as their successors have been elected and qualified.

            D. Assets and Liabilities. Upon the Effective Date all the property, real and personal, rights, privileges, immunities, powers, purposes, franchises, patents, licenses, trademarks, registrations, causes of action, and every other asset of Sparta and King Knob shall be transferred to, vest in and devolve upon the Surviving Corporation without further act or deed, and every interest of Sparta and King Knob shall be as effectively the property of the Surviving Corporation as they were of Sparta and King Knob.
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            E. Abandonment. Notwithstanding approval and adoption of this Plan of Merger by the Directors of King Knob, this Plan of Merger may be abandoned and the merger of Sparta and King Knob terminated at any time prior to the Effective Date by decision of the Board of Directors of King Knob.

      ARTICLE THIRD: The effective date of the merger of Sparta and King Knob (the "Effective Date") shall be the date the Articles of Merger are filed by the Department of State of West Virginia in accordance with the provisions of applicable state law.

      The number of outstanding shares of each class of the subsidiary corporation and the number of such shares of each class owned by the surviving corporation are as follows:

                                                                  Number of Shares
                             Number of Shares                         Owned by
   Name of Corporation            Shares        Designationn of       Surviving
      (Subsidiary)             Outstanding           Class           Corporation
-------------------          ----------------   ---------------   -----------------
Sparta Mining Company, Inc.       100                 Common            100

      King Knob Coal Co., Inc., as sole shareholder of Sparta Mining Co., Inc., hereby waives its right to receive a copy of the Plan of Merger by mail.

Dated: ______________, 1982

                                    KING KNOB COAL CO., INC.


                                    By: /s/ Jesse L. Anderson
                                        ------------------------
                                    Name:  Jesse L. Anderson
                                    Title: President


                                    By: /s/ Robert McCarthy
                                        ------------------------
                                    Name: Robert McCarthy
                                    Title: Secretary
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STATE OF PENNSYLVANIA )
                      )   ss:
COUNTY OF ALLEGHENY   )

      I, Ruth F. Hanley, a Notary Public, do hereby certify that on this 6th day of July, 1982, personally appeared before me Robert McCarthy, who, being by me first duly sworn, declared that he is the Secretary of King Knob Coal Co., Inc., that he signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.


                                    /s/ Ruth F. Hanley
                                    ------------------------
                                    Notary Public

                             RUTH F. HANLEY, NOTARY PUBLIC
                        UPPER ST. CLAIR TWP., ALLEGHENY COUNTY
My Commission Expires:    MY COMMISSION EXPIRES JAN. 12, 1985
                          -----------------------------------
                          Member, Pennsylvania Association of Notaries